UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 23, 2014

IMH Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52611	23-1537126
(Commission File Number)	(IRS Employer Identification No.)

7001 N. Scottsdale Rd., Suite # 2050Scottsdale, Arizona	85253
(Address of Principal Executive Offices)	(Zip Code)

480-840-8400
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2014, IMH Financial Corporation (“IMH” or the “Company”) entered into a series of agreements and transactions in connection with the refinancing of the $50 million senior secured convertible loan (the “Original Loan”) originally extended to the Company by NWRA Ventures I, LLC (“NW Capital”) on June 11, 2011. The Company has made and will continue to make certain prepayments of the Original Loan on terms, and pursuant to the transactions, which the Company believes will save the Company a significant amount of future interest expense, consulting fees and other related costs in relation to the Original Loan and other related agreements, and will allow the Company to borrow funds and obtain future financing on more favorable terms.

As previously reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 9, 2014, the Company entered into an agreement with NW Capital setting forth the terms for the Company’s prepayment of the Original Loan (which agreement as it has been subsequently amended, is referred to herein as the “Payoff Agreement”). In connection with carrying out the terms of the Payoff Agreement, the Company satisfies its obligations under the Original Loan by entering into the following agreements and transactions and such other transactions as more fully described below in this Current Report:

(i)
the Company and NW Capital entered into the Fourth Amendment to Loan Agreement, dated July 24, 2014 (the “Fourth Amendment”) and First Amendment to Promissory Note, dated July 24, 2014 (the “Note Amendment”, and collectively with the Fourth Amendment, the “Loan Modification Documents”) modifying the terms of the Original Loan (as modified, the “Modified Loan”), the principal terms of which are as follows: (A) the maturity date (the “Maturity Date”) will be July 22, 2015; and (B) the conversion rights currently held by NW Capital to convert into the Series A Preferred will terminate. Pursuant to the Payoff Agreement, and on the condition that the Company timely complies with the terms and conditions of the Payoff Agreement, (1) the payoff amount of the Modified Loan will be $45,000,000; (2) interest will accrue on the Modified Loan at 17% per annum, all of which will be paid by the Company on a quarterly basis; and (3) beginning 90 days following the Closing Date (as defined below) and continuing at the end of each 90 day period thereafter until the Maturity Date, the Company will make payments equal to the sum of: (x) $5,000,000, which will be applied toward the then-outstanding principal and interest due on the Modified Loan; and (y) a fee of one percent (1%) of the then-outstanding principal balance of the Modified Loan (such outstanding balance to be calculated without regard to the concurrent $5,000,000 payment);

(ii)
the Company used approximately $13.8 million of its existing cash reserves to fund: (x) a portion of the payoff amounts (including accrued interest to July 24, 2014 (the “Closing Date”)) to NW Capital and its affiliates who acquired interests in the Original Loan in connection with entering into the Note Amendment; (y) the repurchase of its Class B Common Stock held by an affiliate of NW Capital pursuant to the Redemption Agreement (defined below); and (z) certain of the costs associated with closing the transactions described in this Current Report;

(iii)	the Company issued and sold 5,595,148 shares of the Company’s newly-designated Series B-2 Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series B-2 Preferred Stock”)

to SRE Monarch, LLC, the sales proceeds of which were $18.0 million and were applied towards the prepayment of the Original Loan;

(iv)
the Company issued and sold 814,146 shares (the “Exchanged Shares”) of the Company’s Series A Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), to satisfy the Company’s obligation to two affiliated holders of interests in the Original Loan in the amount of $7,799,517, and immediately thereafter redeemed the Series A Preferred Stock and issued in exchange 2,424,394 shares of Series B-1 Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series B-1 Preferred Stock”). In addition, these same parties contributed cash totaling $580,552 for the purchase of an additional 180,458 shares of Series B-1 Preferred Stock; and

(v)	In connection with the Payoff Agreement, the Company also repurchased 319,484 shares of Class B Common Stock held by an affiliate of NW Capital for a cash payment of $2,565,149.

Collectively, the agreements and transactions entered into in connection with satisfying the Original Loan is referred to in this Current Report as the “Refinancing”.

As a result of the material changes made to the terms of the Original Loan, the Refinancing is considered a termination of the Original Loan. Based on the cash consideration paid in the Refinancing, as of July 24, 2014, the prepayment amount would be approximately $15.1 million in excess of the Original Loan’s principal balance, deferred interest balance and amortized Exit Fee (as defined in our annual report on Form 10-K) as of that date, and is expected to result in an earnings charge on loan prepayment and stock repurchase of approximately $19.5 million, including the estimated costs to close the Refinancing transaction of $1.5 million, the write-off of the remaining associated deferred financing costs of $2.8 million, and the excess of the amount paid to repurchase the common stock pursuant to the Redemption Agreement over its fair value, estimated at $1.2 million. We expect that this charge will increase as a result of a fair value assessment of the various Company securities being issued, purchased, or exchanged in the Refinancing (such assessment expected to be completed in the third quarter of 2014). The securities subject to fair value assessment in this regard include the Company’s current outstanding common stock, the Series B-1 and Series B-2 Preferred Stock, and the warrants issuable to Juniper and ITH (as further described below).

The following table presents a comparison of the pertinent terms of the Original Loan and the Modified Loan (and related payoff rights under the Payoff Agreement) and investment in the Series B-1 Preferred Stock and Series B-2 Preferred Stock:

	Original Loan	Modified Loan/ Payoff Agreement
Terms

Maturity	June 7, 2016	July 25, 2015
Interest Rate	17.0%	17.0%
Balance at Refinancing Date	$62.5 million	$45 million
Exit Fee Payable	$10.4 million	N/A
Preferred Investment Amount	N/A	$26.4 million
Series A Preferred Conversion Rate	$9.58	N/A
Series A Preferred Dividend Rate	17.0%	N/A
Series B Preferred Conversion Rate	N/A	$3.2171
Series B Preferred Dividend Rate	N/A	8.0%
Redemption Premium	115%	150%

The Company considers the Refinancing to be the first step in a two-step overall refinancing strategy, the primary objective of which is to reduce the Company’s current and future annual interest expense and related costs. As discussed in Item 7.01 below, the Company has commenced discussions with several financial institutions with respect to obtaining the necessary financing to payoff the Modified Loan. The Company expects to have preliminary terms with respect to this new financing in the near future. If the Company is able to obtain such payoff financing on favorable terms, the Company estimates that it could realize significant savings of future cash interest costs over the original remaining term of the Original Loan. If the Modified Loan is not repaid until maturity, the Company estimates that its savings of future cash interest costs would be approximately $10.6 million over the original remaining term of the Original Loan.

The primary agreements and transactions that effect the terms of the Refinancing are generally described below.

Loan Modification Documents:

As noted above, the Company and NW Capital entered into the Fourth Amendment to Loan Agreement and First Amendment to Promissory Note modifying the terms of the Original Loan. The key terms of the Fourth Amendment and Note Amendment are as set forth above. The maturity date of the Modified Loan is July 22, 2015. Notwithstanding the change in the maturity date and the other modifications to the Original Loan, the prepayment premiums remain based upon the maturity date of the Original Loan (i.e., June 6, 2016), (provided that such prepayment premiums are not payable if the Company timely performs its obligations under the Payoff Agreement.) The equity conversion rights provided under the Original Loan have been eliminated.

The Fourth Amendment and Note Amendment are attached as Exhibits 10.1 and 10.2 to this Current Report, respectively, and the description of these documents in this Current Report is qualified in its entirety by reference to such documents.

Redemption Agreement:

In connection with the Payoff Agreement, on July 24, 2014, the Company and Desert Stock Acquisition I, LLC, a Delaware limited liability company (“Desert Stock”) entered into a Redemption Agreement (the “Redemption Agreement”) whereby the Company agreed to redeem (i) 1,423 shares of Company Class B-1 Common Stock, par value $0.01 per share (the “B-1 Shares”); (ii) 1,423 shares of Company Class B-2 Common Stock, par value $0.01 per share (the “B-2 Shares”); (iii) 2,849 shares of Company Class B-3 Common Stock, par value $0.01 per share (the “B-3 Shares”); and 313,789 shares of Company Class B-4 Common Stock, par value $0.01 per share (the “B-4 Shares”) from Desert Stock in consideration for $2,565,149 in cash, or $8.03 per share, which approximates Desert Stock’s original cost of such stock. Desert Stock is a wholly owned subsidiary of NW Capital. The redemption of these shares was effected on July 24, 2014, and satisfied the Company’s common stock redemption obligations set forth in the Payoff Agreement.

The Redemption Agreement is attached as Exhibit 10.3 to this Current Report and this description of the Redemption Agreement is qualified in its entirety by reference to such agreement.

Series B-2 Cumulative Convertible Preferred Stock Subscription Agreement:

On July 24, 2014, the Company entered into a Series B-2 Cumulative Convertible Preferred Stock Subscription Agreement (the “Subscription Agreement”) with SRE Monarch, LLC (“SRE”). Pursuant to the Subscription Agreement, SRE agreed to purchase 5,595,148 shares (the “SRE Series B-2 Shares”) of Series B-2 Cumulative Convertible Preferred Stock, $0.01 par value per share (the “Series B-2 Preferred Stock”, together with the Series B-1 Preferred Stock, the “Series B Preferred Stock”), at a conversion price to common stock of $3.2171 per share, for a total purchase price of $18,000,151. The Subscription Agreement contains various representations, warranties and other obligations and terms that are commonly contained in a subscription agreement of this nature. The Company used the proceeds from the sale of these shares along with Company-contributed capital to pay down the Original Loan and otherwise fulfill certain of its obligations set forth in the Payoff Agreement.

The Subscription Agreement is attached as Exhibit 10.4 to this Current Report and this description of the Subscription Agreement is qualified in its entirety by reference to such agreement.

Series B-1 Cumulative Convertible Preferred Stock Exchange and Subscription Agreement:

On July 24, 2014, the Company, Juniper NVM, LLC (“Juniper NVM”), and JCP Realty Partners, LLC (“JCP”, and together with Juniper NVM, the “Juniper Entities”) entered into a Series B-1 Cumulative Convertible Preferred Stock Exchange and Subscription Agreement (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the Company agreed to issue to the Juniper Entities 2,424,394 shares of the Company’s Series B-1 Preferred Stock in exchange for the Exchanged Shares. The Juniper Entities also purchased an additional 180,458 shares of Series B-1 Preferred Stock in consideration of cash payment of $580,552. The Exchange Agreement contains various representations, warranties and other obligations and terms that are commonly contained in an agreement of this nature.

The Exchange Agreement is attached as Exhibit 10.5 to this Current Report and this description of the Exchange Agreement is qualified in its entirety by reference to such agreement.

Rights and Preferences of the Series B Preferred Stock:

The description below provides a summary of certain material terms of the Series B Preferred Stock issued pursuant to the Subscription Agreement and the Exchange Agreement. Except for certain voting rights of such series of stock, the rights and obligations of the Series B-1 Preferred Stock and Series B-2 Preferred Stock are substantially the same.

•
Dividends. Dividends on the Series B Preferred Stock are cumulative and accrue from the issue date and compound quarterly at the rate of 8% of the issue price per year, payable quarterly in arrears. The dividend rate is subject to increase in the event the Company is not in compliance with certain of its obligations to the holders of the Series B Preferred Stock, as well as for other occurrences including bankruptcy, default on a loan, judgments, late filings or legal proceedings. Subject to certain dividend rights of holders of Class B Common Stock, par value $0.01 per share, of the Company (the “Class B Common Stock”), no dividend may be paid on any capital stock of the Company during any fiscal year unless all accrued dividends on the Series B Preferred Stock have been paid in full, except for dividends on shares of Voting Common Stock, par value $0.01 per share, of the Company (the “Voting Common Stock”) payable in shares of Voting Common Stock; provided, however, that commencing with the fiscal quarter ending September 30, 2014, if the Company is in compliance with certain of its obligations to the holders of the Series B Preferred Stock, and (A) is not in default on any of its indebtedness and (B) with respect to any dividend payable after March 31, 2015, has had adjusted EDITDA (earnings before interest, taxes, depreciation and amortization) of greater than $12 million in the aggregate over the four most recently completed fiscal calendar quarters, the Company is permitted to pay quarterly dividends on the Voting Common Stock of up to $375,000 in aggregate, plus an amount to be paid to the holders of Series B Preferred Stock equal to the amount (the “Additional Dividend Amount”) of such dividends that each holder of Series B Preferred Stock would have received had the Series B Preferred Stock been converted into common stock, par value $0.01 per share, of the Company (the “Common Stock”). In the event that any dividends are declared with respect to the Voting Common Stock or any junior ranking securities, the holders of the Series B Preferred Stock are entitled to receive as additional dividends the Additional Dividend Amount.

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Liquidation Preference. Upon the liquidation or a “deemed liquidation event” of the Company, before any payment or distribution shall be made to or set apart for the holders of any junior ranking securities, the holders of shares of Series B Preferred Stock will be entitled to receive a liquidation preference of 150% of the sum of original issue price plus all accrued and unpaid dividends; provided, that, if a share of Series B Preferred Stock would be entitled to an amount greater than its liquidation preference if it had been converted into a share of Common Stock immediately prior to the liquidation event or deemed liquidation event, the share of Series B Preferred Stock shall be entitled to the amount it would have received on an as-converted basis. A “deemed liquidation event” includes certain extraordinary corporate transactions, such as a sale of all or substantially all of the Company’s assets, certain merger or consolidation transactions and transactions resulting in a change of control of the Company unless otherwise agreed by the Required Holders.

•
Optional Conversion. Each share of Series B Preferred Stock is convertible at any time by any holder thereof into a number of shares of Common Stock initially equal to the sum of the original price per share of Series B Preferred Stock plus all accrued and unpaid dividends, divided by the conversion price then in effect. The initial conversion price is equal to the original price per share of Series B Preferred Stock, subject to adjustment in the event of certain dilutive issuances, stock splits, combinations, mergers or reorganizations.

•
Automatic Conversion. All issued and outstanding shares of Series B Preferred Stock will automatically convert into shares of Common Stock at the conversion price then in effect upon the closing of a sale of shares of Common Stock at a price equal to or greater than 2.25 times the original price per share of the Series B Preferred Stock, subject to adjustment, in a firm commitment underwritten public offering and the listing of the Common Stock on a national securities exchange resulting in at least $75,000,000 of gross proceeds to the Company.

•
Optional Redemption. The Company may, at any time that a holder of Series B Preferred Stock holds less than fifteen percent of the number of shares of Series B Preferred Stock issued to such holder on the original issuance date, elect to redeem, out of legally available funds, the shares of Series B Preferred Stock held by such holder at a price (the “Redemption Price”) equal to the greater of (i) 150% of the sum of the original price per share of the Series B Preferred Stock plus all accrued and unpaid dividends or (ii) the sum of the tangible book value of the Company per share of Voting Common Stock plus all accrued and unpaid dividends, calculated pursuant to the terms of the Certificate of Designation of Series B-1 Cumulative Convertible Preferred Stock and Series B-2 Cumulative Convertible Preferred Stock of the Company (the “Certificate of Designation”), as of the date of redemption.

•
Redemption upon Demand. At any time after July 24, 2019, each holder of Series B Preferred Stock may require the Company to redeem, out of legally available funds, the shares of Series B Preferred Stock held by such holder at the Redemption Price.

•
Redemption upon Specified Default Events. In the event of certain default events, breaches (including of operating covenants), a bankruptcy or the occurrence of certain other adverse events, including default on debt or non-appealable judgments against the Company in excess of certain balances, failure to comply timely with the Company’s reporting obligations under the Exchange Act, or proceedings or investigations against the Company relating to any alleged noncompliance with certain laws or regulations, the Series B Preferred Stock is also redeemable, at the option of the holders of at least 85% of the shares of Series B Preferred Stock then outstanding (the “Required Holders”), out of legally available funds, at the Redemption Price.

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Voting Rights. Holders of Series B Preferred Stock are entitled to vote on an as-converted basis on all matters on which holders of Voting Common Stock are entitled to vote. For so long as Juniper holds 50% or more of the number of shares of Series B-1 Preferred Stock it was issued on the original issuance date of the Series B-1 Preferred Stock, the holders of Series B-1 Preferred Stock, voting as a single class, are entitled to vote for the election of one member (the “Series B-1 Director”) of the Board of Directors of the Company (the “Board”). For so long as SRE holds 50% or more of the number of shares of Series B-2 Preferred Stock it was issued on the original issuance date of the Series B-2 Preferred Stock, the holders of the Series B-2 Preferred Stock, voting as a single class, are entitled to vote for the election of one member of the Board (the “Series B-2 Director”). For so long as either the Juniper Entities or SRE holds 50% or more of the number of shares of Series B-1 Preferred Stock or Series B-2 Preferred Stock, respectively, issued to such person on the original issuance date of the Series B Preferred Stock, the holders of the Series B-1 Preferred Stock and Series B-2 Preferred Stock, by majority vote of the holders of each such series of Series B Preferred Stock, are entitled to vote for the election of one additional independent member of the Board (the “Series B Independent Director”, and together with the Series B-1 Director and the Series B-2 Director, collectively, the “Preferred Directors”). Further, in the event of a vacancy in the director position held by the Chief Executive Officer of the Company, the Required Holders will be entitled to fill such vacancy until a replacement Chief Executive Officer is hired by the Company.

•	Investment Committee. The Series B-1 Director and Series B-2 Director (collectively, the “Committee Preferred Members”), along with the Company’s Chief Executive Officer (if then serving as a director of the Company), serve as members of the Investment Committee of the Company’s board of directors (the "Investment Committee"). The Investment Committee assists the Board of Directors with the evaluation of the Company’s investment policies and strategies. Company investments are not made without the approval of the Investment Committee or an authorized delegate of the Investment Committee. At any time that no Final Noncompliance Event (as defined in the Certificate of Designation) has occurred and is continuing, each of the Committee Preferred Members shall have ½ vote and the Chief Executive Officer member of the Investment Committee shall have one vote. If the Investment Committee is asked to act upon an investment for which a Committee Preferred Member has an affiliate that would receive an origination fee in connection with such investment, such Committee Preferred Member shall be deemed disqualified with respect to the deliberations and vote of the Investment Committee thereon. Such Committee Preferred Member shall have the sole power to select an independent director to serve as a replacement for purposes of such deliberations and vote on such investment.

•	Transfer Restrictions. Holders may not transfer or pledge their shares of Series B Preferred Stock without the consent of the Board, subject to applicable laws and our certificate of incorporation.

•
Preemptive Rights. Any holder of Series B Preferred Stock that owns 10% or more of the outstanding shares of Series B Preferred Stock is also entitled to participate, on a pro rata basis in proportion to their as-converted Common Stock ownership, in any future equity issuances undertaken by us for the primary purpose of raising additional capital, subject to certain exceptions.

•
Required Liquidation. Under the Certificate of Designation, if at any time we are not in compliance with certain of our obligations to the holders of the Series B Preferred Stock and we fail to pay (i) full dividends on the Series B Preferred Stock for two consecutive fiscal quarters or (ii) the Redemption Price within 180 days following the later of (x) demand therefore resulting from such non-compliance and (y) July 24, 2019, unless the Required Holders elect otherwise, we will be required to use our best efforts to commence a liquidation of the Company.

•
Restrictive Covenants. The Certificate of Designation also contains certain restrictive covenants, which require the consent of the Required Holders as a condition to IMH taking certain actions, including without limitation the following:

◦
make, incur or permit to exist any operating expense or capital expenditure in excess of 105% of the amount budgeted therefor in the applicable approved annual budget with respect to any particular budget line item, or 103% of the aggregate amount of such budgeted expenses or capital expenditures, and use reasonable best efforts to avoid making, incurring or permitting to exist any operating expense or capital expenditure in excess of $250,000 not set forth in our approved annual budget;

◦
enter into any agreement or arrangement that will likely involve payments by us or any of our subsidiaries in excess of $250,000 over the term thereof other than agreements or arrangements authorized in our approved annual budget;

◦	amend or modify the Consulting Services Agreement, dated as of July 24, 2014, by and between the Company and JCP;

◦
sell, encumber or otherwise transfer certain assets, including individual loans and real estate owned assets in our portfolio or interests in any of our wholly owned subsidiaries, unless approved in our annual budget subject to certain other exceptions;

◦	enter into, or be a party to, any affiliate transaction;

◦	unless approved by the Investment Committee, make any advances or loans to, guarantee for the benefit of, or make any investment in, any other person, other than our wholly-owned subsidiaries;

◦	dissolve, liquidate or consolidate our business;

◦
enter into any agreement or plan of merger or consolidation, or engage in any merger or consolidation, unless, upon consummation, the Series B Preferred Stock (x) remains outstanding and unchanged, or (y) shall be converted into equity interests of the surviving entity that have the same relative designations, rights, powers, preferences and privileges provided for in the Certificate of Designation;

◦	engage in any business activity not related to the ownership and operation of mortgage loans or real property or strictly incidental thereto;

◦	enter into any new line of business other than the ownership and operation of real property, mortgage loans and activities strictly incidental thereto;

◦	commence or permit any subsidiary to commence any bankruptcy or similar proceeding;

◦
make any capital contribution to or purchase, redeem, acquire or retire any securities in any other person, or cause or permit any reduction or retirement of the capital stock, partnership interests, membership interests of the Company and our subsidiaries;

◦	hire or terminate certain key personnel or consultants, subject to certain exceptions;

◦
incur additional indebtedness, subject to certain exceptions, other than indebtedness up to $10 million in the aggregate above the permitted $50 million new senior loan that is being sought to replace the Modified Loan;

◦	permit the issuance by any subsidiary of any equity securities, subject to certain exceptions;

◦
create or authorize the creation of, or issue, or authorize the issuance of senior preferred stock or parity stock, or any indebtedness or any security convertible into, exchangeable for or having option rights to purchase shares of senior preferred stock or parity stock;

◦	reclassify any class or series of Voting Common Stock into shares with a preference or priority as to dividends or assets superior to or on a parity with the Series B Preferred Stock;

◦	engage any auditor that is not a nationally recognized accounting firm; or

◦	amend, alter, waive or repeal any provision of the Certificate of Incorporation or bylaws in a manner that may adversely affect the holders of the Series B Preferred Stock.

The foregoing description is qualified in its entirety by reference to the text of the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report.

Investors’ Rights Agreement:

On July 24, 2014, the Company, the Juniper Entities and SRE entered into an Investors’ Rights Agreement (the “Rights Agreement”). Pursuant to the Rights Agreement, each of the Juniper Entities and SRE have certain demand and other registration rights to cause the shares of Company common stock issuable upon conversion of the shares of Series B Preferred Stock to be registered under the Securities Act of 1933, as amended, (the “1933 Act”). These registration rights may not be exercised unless and until any of the Company’s equity securities are listed on a national securities exchange.

Pursuant to the Rights Agreement a person holding at least 15% of the Series B Stock, or if none, the holders of 50% of the registrable securities (each, a “Major Investor”), have the right to demand the Company register that person(s)’ registrable securities on a Form S-11 or other similar long-form registration statement, provided that such demand rights are subject to certain limitations and conditions, including that the holder must expect that the registration of the shares will result in aggregate gross cash proceeds in excess of $10,000,000. Additionally, if all of the issued and outstanding shares of Series B Stock are converted into Common Stock or a Major Investor has notified the Company of their intent to convert their Series B Shares into Common Stock, the Company will be obligated to file a registration statement with the Securities and Exchange Commission in accordance with Rule 415 promulgated under the 1933 Act. In addition to the foregoing registration rights, the stockholders have certain rights to cause their registerable shares to be a part of an underwritten offering, either through their demand rights or the shelf registration rights outlined above. The Rights Agreement imposes various conditions on the stockholders’ rights thereunder, including, but not limited to, that the Company shall not be obligated to effect more than three (3) demand registrations, file a registration statement within 120 days after the effective date of a previous registration statement filed pursuant to the Rights Agreement, or effect an underwritten offering on behalf of the stockholders within certain time frames.

The Rights Agreement also grants the stockholders that are a party thereto, piggyback rights whereby if the Company intends to register any of its securities (subject to certain exceptions, such as the filing of a Form S-8), the stockholders have the right to have all or a portion of their shares registered under that registration statement. The Rights Agreement sets forth various other obligations and rights on the respective parties, including providing the stockholders certain information rights, and certain rights and obligations with respect to the preparation of registration statements, the Company’s obligation to keep any such registration statements effective for a certain period of time, and potential limitations on the number of shares of a stockholder’s stock that may be included in any such registration statement.

The Rights Agreement is attached as Exhibit 4.1 to this Current Report and this description of the Rights Agreement is qualified in its entirety by reference to such agreement.

SRE Fee Agreement

On July 24, 2014, the Company and SRE entered into a fee agreement (the “Fee Agreement”). Pursuant to the Fee Agreement, if the Company or any of its affiliates make or enter into any loan or investment in preferred equity or mezzanine securities and such loan or investment arose from an opportunity identified by SRE, the Company shall pay to SRE: (i) a fee equal to 1.5% of the gross amount of any such loan or investment that has a scheduled maturity date of greater than two (2) years; and (ii) a fee equal to 1% of the gross amount of any such loan that has a scheduled maturity of two (2) years or less. The initial term of the agreement expires on the earlier of July 24, 2017, or the first day on which neither SRE nor any of its affiliates own or control, directly or indirectly, any shares of Series B-2 Preferred Stock, whether on account of redemption, conversion, or transfer of such shares (the “Initial Term”). Upon expiration of the Initial Term, provided that the Fee Agreement has not been terminated by the Company or SRE, the Fee Agreement shall be automatically extended for successive two (2) year terms (each, a “Renewal Term”), unless either the Company or SRE gives written notice of non-renewal at least 270 days prior to the expiration of the Initial Term or the applicable Renewal Term. The Fee Agreement also provides for customary representations and warranties, and indemnification of SRE and its members, employees, representatives, and agents, including Seth Singerman, a newly appointed member of the Board of Directors of the Company.

The Fee Agreement is attached as Exhibit 10.6 to this Current Report and this description of the Fee Agreement is qualified in its entirety by reference to such agreement.

Consulting Services Agreement with JCP Realty Advisors, LLC:

On July 24, 2014, the Company entered into a Consulting Services Agreement (the “Consulting Agreement”) with JCP Realty Advisors, LLC (“JCP”) pursuant to which JCP will perform various services to the Company. The terms of certain terms of the Consulting Agreement are summarized below:

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Scope of Services. Services to be provided to the Company by JCP include advising the Company with respect to identifying, structuring, and analyzing investment opportunities, including assisting the Company manage and liquidate assets, including non-performing assets. Additionally, if the Company seeks debt or equity financing, the Company, at its option, may seek JCP’s advice and enter into a separate agreement with respect to that advice and engagement. Similarly, if the Company develops any real property, the Company, at its option, may seek JCP’s advice and enter into a separate agreement with respect to that advice and engagement.

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Term and Termination. Initial term of three years, automatically renewable for an additional two years unless notice of termination is provided at least 270 days prior to the end of the then current term.

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Fees. An annual base consulting fee of $600,000 which may be adjusted upward but not downward during the term of the Consulting Agreement. In addition to the annual base consulting fee, JCP may be entitled to certain fees in connection with (i) loans made by the Company or its affiliates to persons or opportunities arising through the efforts of JCP and (ii) payments derived from the value of the disposition of certain assets held by the Company as of December 31, 2010, if such assets are sold at values in excess of 110% of their carrying value as of December 31, 2010.

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Payment Upon Non-Renewal. If the Company notifies JCP of its intention not to renew the Consulting Agreement after the initial three year term, and JCP enters into a separation agreement with the Company within the time period set forth in the Consulting Agreement, JCP will be entitled to: (i) an incentive fee for the sale of any asset under contract or substantially negotiated as of the date of termination; and (ii) acceleration of the vesting of all warrants and equity-based awards that may have been granted by the Company to JCP and to exercise all such warrants and equity-based awards.

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Payment Upon Termination by Company or Upon Termination by JCP for Breach. If the Company terminates the Consulting Agreement other than as a result of JCP’s breach, or if JCP terminates the Consulting Agreement due to a material breach by the Company, and assuming JCP enters into a separation agreement with the Company within the time period set forth in the Consulting Agreement, JCP will be entitled to (i) a lump sum payment in an amount equal to the remaining base consulting fees that would otherwise be payable to JCP for the remainder of the term of the Consulting Agreement; (ii) an incentive fee for the sale of any asset under contract or substantially negotiated as of the date of termination; and (iii) acceleration of the vesting of all warrants and equity-based awards that may have been granted by the Company to JCP and to exercise all such warrants and equity-based awards.

•
Other Provisions. In addition to those terms and provisions outlined above, the Consulting Agreement imposes confidentiality obligations on the parties, requires the Company to indemnify JCP for certain costs and expenses that may arise from the services, and contains other provisions commonly contained in a consulting agreement of this nature.

The above summary of the terms and conditions of the Consulting Agreement is qualified in its entirety by reference to the Consulting Agreement attached hereto as Exhibit 10.7.

Chief Executive Officer Employment Agreement:

On July 24, 2014, the Company entered into an Executive Employment Agreement with Lawrence D. Bain (the “Bain Employment Agreement”). As further described in Item 5.02 below, effective July 24, 2014, Mr. Bain was appointed to serve as the Company’s Chief Executive Officer and Chairman of the Board. The Bain Employment Agreement sets forth the terms by which Mr. Bain will serve in such capacities.

The Bain Employment Agreement is for a five (5) year term. Mr. Bain will receive an annual base salary of $995,000. Further, Mr. Bain may be entitled to certain incentive based compensation, including (i) an annual bonus based on 6% of the Company’s “Modified Pre-Tax Earnings” (earnings adjusted before adding back taxes, depreciation, amortization and, where applicable, certain non-cash stock compensation charges), provided, that for 2015 only, Mr. Bain is entitled to a minimum bonus payment of $200,000 payable quarterly; and (ii) payments derived from the value of the disposition of certain assets held by the Company as of December 31, 2010, if such assets are sold at values in excess of 110% of their carrying value as of December 31, 2010. The Bain Employment Agreement also provides that Mr. Bain will be granted 850,000 shares of restricted Company common stock, with such shares subject to certain employment related conditions and restrictions and vesting ratably over a three (3) year period beginning on the first anniversary of the grant date.

If the Bain Employment Agreement is terminated by the Company without “Cause” or by Mr. Bain for “Good Reason”, as such terms are defined in the Bain Employment Agreement, Mr. Bain will be entitled to all compensation accrued as of the date of termination, a severance payment equal to three years average annual compensation, and the continued receipt of welfare benefits for a thirty-six (36) month term.

The Bain Employment Agreement imposes various restrictive covenants on Mr. Bain, including restrictions with regards to the solicitation of Company clients, customers, vendors, and employees and restrictions on Mr. Bain’s ability to compete with the Company both during the term of the agreement and for twelve (12) months after the termination of Mr. Bain’s employment.

The above summary of the terms and conditions of the Bain Employment Agreement is qualified in its entirety by reference to the Bain Employment Agreement attached hereto as Exhibit 10.8.

Restricted Stock Award Agreement

On July 28, 2014, the Company entered into a Restricted Stock Award Agreement (“RSA Agreement”), effective as of January 1, 2015, with Steve Darak, the chief financial officer of the Company, pursuant to which the Company granted Mr. Darak an award of 250,000 restricted shares of Common Stock of the Company (the “Award”).

The RSA Agreement provides for vesting of the Award ratably over the three-year period beginning on January 1, 2015. In the event of a change of control, termination from the Company without cause, or death, Mr. Darak’s interest in all of the shares subject to the Award will become fully vested and nonforfeitable. Mr. Darak’s voluntary termination of his employment or a termination of his employment for cause by the Company shall result in any shares of the Award that are not vested or otherwise nonforfeitable being forfeited on such date. The RSA Agreement also provides for standard terms and conditions for this type of award.

The above summary of the terms and conditions of the RSA Agreement is qualified in its entirety by reference to the RSA Agreement attached as Exhibit 10.9 to this Current Report, and this description

IMH Financial Corporation Indemnification Agreements

Effective July 24, 2014, the Company entered into indemnification agreements with each of the following officers and directors: Lawrence Bain, Leigh Feuerstein, Andrew Fishleder, Michael Racy, Seth Singerman, Lori Wittman, and Jay A. Wolf (each, an “Indemnitee”). The Company entered into these agreements as part of its efforts to attract and retain the services of highly qualified individuals as directors and officers of the Company. The indemnification agreements were entered into in part to provide contractual assurance that the protections provided by the Company's certificate of incorporation and by-laws will be available to the newly-appointed officers and directors.

Pursuant to these indemnification agreements, the Company, upon an indemnification event (as defined therein), has agreed to indemnify and hold harmless the Indemnitee, to the fullest extent permitted by law, against any and all losses and expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such indemnification event provided that the Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, only if Indemnitee had no reasonable cause to believe Indemnitee’s conduct was unlawful. The indemnification agreements also provide for indemnity to the Indemnitee if: Indemnitee is threatened to be made or made a party to or a participant in any proceeding by or in the right of the Company to procure a judgment in its favor; for expenses of a party who is wholly or partly successful, including settlement or judgments; and indemnification for expenses to the extent that Indemnitee, by reason of his corporate status with the Company, is a witness in any proceeding to which Indemnitee is not a party.

The above summary of the terms and conditions of the form of indemnification agreement entered into by the Company and the Indemnitees, other than Mr. Singerman, is qualified in its entirety by reference to the form of the indemnification agreement attached hereto as Exhibit 10.10.

Mr. Singerman’s indemnification agreement contains all of the terms and conditions of the form of indemnification agreement described above, as well as certain additional provisions related to the indemnification of SRE, an entity that Mr. Singerman controls. Pursuant to the indemnification agreement entered into between the Company and Mr. Singerman, in the event that SRE is threatened to be made a party to any proceeding or a participant in any proceeding which arises, in whole or in part, from Mr. Singerman’s service as a director or officer of the Company, SRE shall be entitled to indemnification. Mr.

Singerman’s indemnification agreement also provides that SRE is a third-party beneficiary of his indemnification agreement with the Company and may enforce its terms against the Company. Mr. Singerman’s indemnification agreement with the Company also provides that the Company (i) is the indemnitor of first resort for Mr. Singerman; (ii) shall be required to advance the full amount of expenses incurred by Mr. Singerman and shall be liable for the full amount of all losses and expenses to the extent legally permitted as required in such indemnification agreement and the charter documents of the Company without regard to any rights Mr. Singerman may have against SRE; and (iii) irrevocably waives, relinquishes and releases SRE from any and all claims for contribution, subrogation or other recovery of any kind.

The above summary of the terms and conditions of the indemnification agreement entered into by the Company and Mr. Singerman is qualified in its entirety by reference to the form of the indemnification agreement attached hereto as Exhibit 10.11.

Executive Officer Separation Agreement:

As further described in Item 1.02 and Item 5.02 below, on July 24, 2014, the Company entered into an Employment Separation and General Release Agreement with Will Meris, the Company’s former President and Chief Executive Officer, who has stepped down from all positions with the Company. Such disclosure is incorporated into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Consulting Services Agreements:

a.    ITH Agreement:

On July 24, 2014, the Company and ITH Partners, LLC agreed to terminate the Amended and Restated Consulting Agreement between the parties dated April 20, 2011 (the “ITH Agreement”). In connection with the termination of the ITH Agreement, the Company agreed to issue to ITH Partners, LLC a warrant to purchase 1,000,000 shares of the Company’s common stock (the “ITH Warrant”). The ITH Warrant is exercisable for a ten (10) year term and the exercise price of is equal to fair market value of the Common Stock as of July 24, 2014 as determinable by the Company as of such date. The ITH Warrant is exercisable in cash, and subject to certain conditions, may also be exercised on a cashless basis. The ITH Warrant contains standard anti-dilution provisions. Except for the issuance of the ITH Warrant, no termination fees or other remuneration were paid in connection with the termination of the ITH Agreement.

b.    Juniper Agreement:

On July 24, 2014, the Company and Juniper Capital Partners, LLC (“Juniper”) agreed to terminate the Consulting Agreement between the parties dated June 7, 2011 (the “Juniper Consulting Agreement”). No termination fees or other remuneration were paid in connection with the termination of the Juniper Consulting Agreement.

Termination of William Meris Employment Agreement

Effective July 24, 2014, the Company and William Meris, the Company’s former Chief Executive Officer and President, entered into an Employment Separation and General Release Agreement (the “Meris Separation Agreement”). In connection therewith, the Company and Mr. Meris terminated that certain

Employment Agreement dated April 20, 2011 between the Company and Mr. Meris, as amended (the “Meris Employment Agreement”).

Pursuant to the Meris Employment Agreement, Mr. Meris was entitled to receive a lump sum severance payment (the “Meris Severance Payment”) equal to the entire amount of his accrued but unpaid base salary through his separation date plus an amount equal to two (2) times his “Covered Average Compensation” as that term is defined in the Meris Employment Agreement. Pursuant to the Meris Separation Agreement, the Company and Mr. Meris have agreed to modify the payment terms of the Meris Severance Payment (equal to $1,236,360, less required withholdings) from a lump sum payment to (i) one-half payable within 10 days of the effective date of his resignation and (ii) the balance payable over 12 months on a pro rata monthly basis commencing in August 2014. The Meris Severance Payment includes the entire amount of Mr. Meris’ accrued but unpaid base salary through his separation date and an amount equal to two (2) times his “Covered Average Compensation,” as that term is defined in Section 7.2(4) of the Meris Employment Agreement. The Company also agreed to re-price the options held by Mr. Meris such that their exercise price would be equal to fair value on his separation date and to provide Mr. Meris with certain additional benefits, including extended health insurance benefits. The Meris Separation Agreement also contained such continuing cooperation, non-disparagement, non-solicitation and indemnification provisions as are customary in agreements of this nature.

The above summary of the terms and conditions of the Meris Separation Agreement is qualified in its entirety by reference to the Meris Separation Agreement attached hereto as Exhibit 10.12.

Termination of 2011 Registration Rights Agreement:

In connection with the Original Loan, the Company and Desert Stock entered into that certain Registration Rights Agreement dated June 7, 2011 (the “2011 RRA”), which provided Desert Stock with certain demand and other registration rights to cause the Series A Stock it then had the right to acquire and common stock issuable upon the conversion thereof to be registered under the 1933 Act. On July 24, 2014, the Company and Desert Stock and other parties who had rights under the 2011 RRA, agreed to terminate the 2011 RRA. No termination fees or other remuneration was paid in connection with such termination.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet      Arrangement of a Registrant.

As described in Item 1.01 above, on July 24, 2014 the Company entered into the Loan Modification Documents, pursuant to which, the Company incurred a direct financial obligation of $45,000,000. The repayment terms and other restrictions and obligations imposed on the Company pursuant to the Loan Modification Documents are generally described in Item 1.01 above, which disclosure is incorporated into this Item 2.03.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the transactions and agreements generally described in this Current Report, the Company effected the following sales of equity securities that were not registered pursuant to the 1933 Act:

•
On July 24, 2014, the Company issued 814,146 shares of Series A Stock to Juniper upon the conversion of the interest in the Original Loan that had been distributed to Juniper (as defined above, the “Juniper Series A Shares”). The issuance of the Juniper Series A Shares was effected pursuant to Section 4(a)(2) of the 1933 Act and Rule 506(b) promulgated thereunder as the Company (i) did not engage in any public advertising or general solicitation in connection with the offer and sale of such shares; (ii) reasonably believed that Juniper is sophisticated, had access to all information about the Company it deemed necessary, understood the risks of acquiring the shares of Series A Preferred Stock for investment purposes and is able to fend for itself; and (iii) believed that Juniper acquired the such shares for its own account. No commissions or other remuneration was paid in connection with this issuance.

•
On July 24, 2014, the Company issued 2,424,394 shares of Series B-1 Preferred Stock to the Juniper Entities in exchange for the shares of Juniper Series A Shares. The Juniper Entities also purchased an additional 180,458 shares of Series B-1 Preferred Stock in exchange for a cash payment of $580,552. Such shares of Series B-1 Preferred Stock were issued to Juniper pursuant to the exemption from registration under Section 4(a)(2) of the 1933 Act and Rule 506(b) promulgated thereunder, as the Company (i) did not engage in any public advertising or general solicitation in connection with the offer and sale of such shares; (ii) reasonably believed that Juniper is sophisticated, had access to all information about the Company it deemed necessary, understood the risks of acquiring the shares of Series B-1 Preferred Stock for investment purposes and is able to fend for itself; and (iii) believed that Juniper acquired the such shares for its own account. No commissions or other remuneration was paid in connection with this issuance.

•
On July 24, 2014, the Company issued the SRE Series B-2 Shares pursuant to the terms of the Subscription Agreement. The issuance of the SRE Series B-2 Shares was effected pursuant to Section 4(a)(2) of the 1933 Act and Rule 506(b) promulgated thereunder as the Company (i) relied on SRE’s representations that it is an “accredited investor” as that term is defined in Rule 501 promulgated under the 1933 Act; (ii) did not engage in any public advertising or general solicitation in connection with the offer and sale of such shares; (iii) reasonably believed that SRE had access to all information about the Company it deemed necessary and understood the risks of acquiring the shares of SRE Series B-2 Shares for investment purposes; and (iv) believed that SRE acquired such shares for its own account. No commissions or other remuneration was paid in connection with this issuance.

•
On July 24, 2014, the Company issued the ITH Warrant in accordance with the terms of the ITH Agreement. The issuance of the ITH Warrant was effected pursuant to Section 4(a)(2) of the 1933 Act and Rule 506(b) promulgated thereunder as the Company (i) relied on ITH’s representations that it is an “accredited investor” as that term is defined in Rule 501 promulgated under the 1933 Act; (ii) did not engage in any public advertising or general solicitation in connection with the offer and sale of the ITH Warrant; (iii) reasonably believed that ITH had access to all information about the Company it deemed necessary and understood the risks of acquiring the ITH Warrant for investment purposes; and (iv) believed that ITH acquired the ITH Warrant for its own account. No commissions or other remuneration was issued in connection with this issuance.

•	On July 24, 2014, the Company issued to Juniper a warrant to acquire 1,000,000 shares of the Company’s common stock (the “Juniper Warrant”). The Juniper Warrant is exercisable for a ten (10) year term and has an exercise price of $3.2171 per share. The Juniper Warrant is exercisable in cash, and subject to certain conditions may also be exercised on a cashless basis. The Juniper Warrant contains standard anti-dilution provisions. The issuance of the Juniper Warrant was effected pursuant to Section 4(a)(2) of the 1933 Act and Rule 506(b) promulgated thereunder as the Company (i) relied on Juniper’s representations that it is an “accredited investor” as that term is defined in Rule 501 promulgated under the 1933 Act; (ii) did not engage in any public advertising or general solicitation in connection with the offer and sale of the Juniper Warrant; (iii) reasonably believed that Juniper had access to all information about the Company it deemed necessary and understood the risks of acquiring the Juniper Warrant for investment purposes; and (iv) believed that Juniper acquired the Juniper Warrant for its own account. No commissions or other remuneration was paid in connection with this issuance.

•
On July 24, 2014, in accordance with the terms of the Bain Employment Agreement, the Company issued 850,000 shares of restricted Company common stock to Mr. Bain. The issuance of such shares was effected pursuant to Section 4(a)(2) of the 1933 Act as the Company (i) did not engage in any public advertising or general solicitation in connection with the offer and sale of such shares; (ii) reasonably believed that Mr. Bain had access to all information about the Company he deemed necessary and understood the risks of acquiring the such shares for investment purposes; and (iii) believed that Mr. Bain acquired such shares for his own account. No commissions or other remuneration was paid in connection with this issuance.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

NW Capital, as the Company’s senior secured lender as set forth in the Modified Loan Documents, having a security interest in substantially all of the Company’s assets and the right to consent before we may take a wide variety of actions, will continue to have significant approval rights over the Company’s business and operations.

Additionally, as described above, in connection with the transactions set forth above on July 24, 2014, the Company issued 2,604,852 shares of Series B-1 Preferred Stock to Juniper, and 5,595,148 shares of Series B-2 Preferred Stock to SRE. The terms of the Series B Preferred Stock generally require that the Company obtain the approval of the holders of 85% of the outstanding shares of Series B Preferred Stock prior to taking various actions, including prior to making certain personnel decisions and effecting certain defined expenditures and transactions. Additionally, as a result of the issuances of the Series B Preferred Stock, Juniper and SRE each own approximately 10.6% and 22.8%, respectively, of the Company’s issued and outstanding equity securities and as a result each has significant voting power with respect to any matters submitted to our stockholders for approval.

As further described in Item 5.02 below, Messrs. Meris and Steve Darak, who previously served as our sole directors, have stepped down from the Board. In accordance with certain existing obligations and to give effect to certain of the agreements set forth herein, the Company has appointed seven (7) new persons to serve on the Board.

Each of the Modified Loan Documents, the issuances of the Series B Preferred Stock described herein and the appointment of the new persons to the Board may constitute a change of control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Executive Officers and Directors:

Mr. Meris resigned as the Company’s Chief Executive Officer, President and Chairman of the Board, effective July 24, 2014. Also, effective July 24, 2014, Steven Darak resigned from the Board. Mr. Darak will continue as our Chief Financial Officer. Neither Mr. Meris nor Mr. Darak resigned from our Board as the result of any disagreement with any Company practice or policy.

Appointment of New Executive Officer:

Lawrence D. Bain (age 64) - Effective July 24, 2014, Mr. was appointed as the Company’s new Chief Executive Officer and Chairman of our Board of Directors. Since 2009, Mr. Bain has served as a strategic consultant to the Company and provided the Company with services related to asset management and disposition as well as loan underwriting. During the period of his consultancy, Mr. Bain has also served as managing partner of ITH Partners, LLC, a private equity firm. Mr. Bain brings significant operating and board experience gained in roles as a chief executive officer and chairman over the last fourteen years. From 2000 to 2009, Mr. Bain served as chief executive officer for True North Advisors, LLC (a private equity investment fund and an affiliate of the private equity firm, True North Partners, LLC). From 2004 to 2009, Mr. Bain served as chief executive officer of ProLink Solutions, LLC, which designs, manufactures, maintains and sells global positioning satellite (GPS) golf course management systems and software to golf course owners and operators worldwide. Mr. Bain spent approximately 20 years in the securities industry holding managing director positions at Stifel, Nicolaus & Company, Inc., Everen Securities, Dean Witter and EF Hutton. Mr. Bain is a graduate of the Ohio State University and attended the Securities Industry Executive Program at The Wharton School. There are no family relationships between Mr. Bain and any other officer or director of the Company. In connection with his appointment as Chief Executive Officer, Mr. Bain entered into the Bain Employment Agreement generally described in Item 1.01 above, which description is incorporated herein. In addition to his other duties, Mr. Bain will serve as the Chair of the Investment Committee.

Mr. Bain is the control person of ITH. As described above, the Company and ITH previously entered into the ITH Agreement whereby ITH provided the Company various services in exchange for cash and other consideration. Further, as described above, on July 24, 2014, the Company issued warrants to ITH in accordance with the terms of the ITH Warrant which was issued by the Company in connection with terminating the ITH Agreement, the terms of which were generally described in Item 1.02 above and which description is incorporated herein.

Appointment of New Directors:

The Company has appointed the following six (6) individuals to serve, in addition to Mr. Bain, as directors: Leigh Feuerstein, Andrew Fishleder, M.D., Michael M. Racy, Seth Singerman, Lori Wittman, and Jay Wolf. Messrs. Wolf and Singerman are being appointed to the Board, effective July 24 2014, as the Series B-1 Director and Series B-2 Director, respectively, and Lori Wittman is being appointed to the Board as the Series B Independent Director. The Company believes that this reconstituted board satisfies the

Company’s obligation to appoint independent directors pursuant to the Stipulation and Agreement of Compromise, Settlement and Release entered into by the Company on March 19, 2013 to resolve certain litigation that had arisen from the Conversion Transactions (as defined in our Annual Report on Form 10-K filed on March 28, 2014).

Brief bios of each appointee follow:

Leigh Feuerstein (age 42) brings strong financial and investment experience to the Board, including a background advising on the evaluation and improvement of financial controls, re-reconciliation projects, forensic accounting, fund structuring, and tax advice, as well as on various private equity and hedge fund strategies. From April 2008 to April 2014, Mr. Feuerstein served as chief operating officer and chief financial officer of Element Capital Management LLC, a hedge fund based in New York City with over $4 billion in assets under management. Mr. Feuerstein’s duties at Element Capital Management included accounting, operations, handling legal, tax, and compliance matters, and investor relations. From January 1998 to April 2008, Mr. Feuerstein was the managing member of Oracle Advisory Services, LLC, a financial advisory firm providing guidance on important operational and deal structure matters to a diverse client base, including multinational corporations, hedge funds, and private equity firms. Prior to founding Oracle Advisory Services, LLC, Mr. Feuerstein worked at KPMG. Mr. Feuerstein is a certified public accountant and graduated from State University of New York—Buffalo. Mr. Feuerstein qualifies as an audit committee financial expert under the rules promulgated by the SEC, and will serve as Chair of the Audit Committee and as an alternate member of the Investment Committee.

Andrew Fishleder, MD (age 61) has extensive experience in the health care industry. Dr. Fishleder was the Chief Executive Officer of the Cleveland Clinic in Abu Dhabi from 2008 until 2010 where he assumed leadership of that project, including oversight of hospital design and the development of budgets, business plans, staffing plans and start-up hiring for a new hospital and clinic. From 2002 through 2008, Dr. Fishleder was Executive Dean at the Cleveland Clinic Lerner College of Medicine of Case Western Reserve University (CWRU) where he led the Clinic’s initiative to design and develop a new medical school focused on training physician investigators. His responsibilities included budgeting, donor relations, faculty affairs, curriculum development, and interface between CWRU and Cleveland Clinic. From 1998 until 2008, Dr. Fishleder served as Chairman of the Cleveland Clinic and Physician staff member. Dr. Fishleder graduated from the University of Michigan Medical School in 1978. Dr. Fishleder will serve on the Audit Committee.

Michael M. Racy (age 52) has extensive experience in the real estate development industry and in government relations. In 1994 Mr. Racy founded Racy Associates Incorporated, a firm that provides services in the areas of local, state, and federal government relations. Racy Associates Incorporated has been involved in significant real estate development projects in multiple sectors and much of its practice focuses on the necessary entitlements for major real estate development projects. Mr. Racy also serves as the Government Relations Director for Munger Chadwick, P.L.C., where he manages and directs the government relations practice of that firm. The Board evaluated Mr. Racy for purposes of independence as a member of the Board and as a member of the Compensation Committee. As part of the Board’s review, it considered that Mr. Racy served as a consultant to the Company in connection with a real estate transaction and the Company paid him $10,000 in connection with those services during 2013. Mr. Racy will serve on the Compensation Committee and as an alternate on the Investment Committee.

Seth Singerman (age 37) is President of Singerman Real Estate, LLC (“SRE-RE”) which he founded in 2010. SRE-RE is an opportunistic real estate investment firm focusing on acquiring and investing in properties, real estate loans and operating companies. SRE invests through a closed-end fund primarily capitalized by a diversified group of institutions. Mr. Singerman has sourced direct investments in properties along with performing and non-performing loans in excess of $2.0 billion across all major real estate asset classes. His background encompasses both direct real estate and real estate securities investment. Prior to founding SRE-RE, Mr. Singerman was a Managing Director of GEM Realty Capital where he worked from 1999-2009. In 2009, he sat on the Ad Hoc Creditors Committee for the Extended Stay Hotels – the largest hospitality bankruptcy in US history. Mr. Singerman is active in numerous local and national philanthropic organizations including: Next Generation Board Member of the United States Holocaust Museum, Board Member of Hedge Funds Care – Midwest Chapter, and past Co-Chair of Jewish Federation of Chicago’s Young Real Estate Division. Mr. Singerman is also involved in several academic organizations including serving as Board Advisor to Real Estate Applied Security Analysis Program, University of Wisconsin – Madison School of Business and James A. Grasskamp Center for Real Estate, as well as Board Member of the Cornell School of Hotel Management Dean’s Leadership Advisory Council. He also is past Board Member of the NAREIT Investor Advisory Council. He received his MBA with a concentration in Real Estate and Finance from Northwestern University, Kellogg School of Management and his B.S. with a concentration in Real Estate and Finance from Cornell University where he graduated as a Ye Host Honor. Mr.Singerman will serve on the Investment Committee.

As a control person of SRE Monarch, the Company incorporates by reference the general description of the SRE Fee Agreement discussed above in Item 1.01. Mr. Singerman is the beneficial owner of the shares of Series B-2 Preferred Stock held by SRE Monarch pursuant to the Subscription Agreement, the general description of which in Item 1.01 is incorporated herein by reference.

Lori Wittman (age 55) has extensive experience in the real estate development industry and is presently Senior Vice President of Capital Markets & Investor Relations for Ventas, Inc., a real estate public REIT that owns over 1,470 healthcare properties across the United States and Canada with an enterprise value of over $28 billion. Ms. Wittman leads all capital market, investor relations and marketing activities for Ventas, Inc., and oversees the corporate analyst team responsible for the corporate earnings model. From 2006 through 2011, Ms. Wittman was Chief Financial Officer & Managing Principal for Big Rock Partners, LLC, a real estate private equity firm focused on generating returns through development and redevelopment, where she led all capital markets, accounting and investor activities. Ms. Wittman has also served in various capacities for General Growth Properties, Heitman Financial and Homart Development Company, all entities involved in the investment and/or development of real estate. Ms. Wittman has been actively involved in a variety of charitable and philanthropic activities including here service on the boards of Board of Midwest Hedge Funds Care, Co-Chair Granting Committee and The Women’s Treatment Center. She also served on the Board of Directors, Head of the Audit Committee of Green Realty Trust, Inc. Ms. Wittman received her MBA with a concentration in Finance and Accounting from University of Chicago, and her MCP in Housing and Real Estate Finance from University of Pennsylvania. Ms. Wittman will serve as a member of the Audit and Compensation Committees and as an alternate member of the Investment Committee.

Jay A. Wolf (age 41) is currently a Managing Member of Juniper. Juniper typically has an active advisory role in its portfolio of private equity and real estate investments. Prior to Juniper, Mr. Wolf was a partner at Trinad Capital Management LLC, the manager of an activist hedge fund primarily focused on distressed small-cap public companies. During his work at Trinad, Mr. Wolf assisted portfolio companies through board participation, the assemblage of management teams and actively worked to set the business and financial strategies of these companies. Prior to his work at Trinad, Mr. Wolf served as Executive Vice President of Corporate Development for Wolf Group Integrated Communications Ltd. Mr. Wolf began his career at Canadian Corporate Funding, Ltd. (CCFL Ltd.), a Toronto-based merchant bank as an analyst in the firm’s senior debt department and subsequently for Trillium Growth Capital, the firm’s venture capital fund. Mr. Wolf has served on the boards of several public companies and performed roles that include the head of audit, compensation and special committees and as lead independent director. Mr. Wolf is also a member of the Board of Governors of Cedars-Sinai Hospital. Mr. Wolf will serve on the Investment Committee.

Mr. Wolf is the beneficial owner of the shares of Series B-1 Preferred Stock held by Juniper NVM and JCP, and reference is made to the general description of the Exchange Agreement in Item 1.01, which is incorporated by reference herein. During fiscal year 2013, the Company paid consulting fees of $300,000 to New World Realty Advisors LLC, an entity controlled by Mr. Wolf, and pursuant to the terms of the Consulting Agreement with JCP generally described in Item 1.01, and which description is incorporated by reference herein, JCP is entitled to receive, among other things, an annual base consulting fee of $600,000 from the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series B Preferred Stock Certificate of Designation:

In connection with the funding and closing of the Refinancing, we filed with the Secretary of State of the State of Delaware the Certificate of Designation, certain material terms of which are discussed in Item 1.01 above. Pursuant to the Certificate of Designation, the Company is authorized to issue an aggregate of 2,604,852 shares of Series B-1 Preferred Stock and 5,595,148 shares of Series B-2 Preferred Stock. The Certificate of Designation was effective on July 24, 2014.

This summary of the Certificate of Designation and the summary of the terms of the Series B Preferred Stock in Item 1.01 are qualified in their entirety by reference to the Certificate of Designation, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Third Amended and Restated Bylaws:

In connection with the funding and closing of the Refinancing, the Board adopted the Third Amended and Restated Bylaws of the Company (the “New Bylaws”), effective as of July 23, 2014.. In adopting the New Bylaws, the Board amended the Second Amended and Restated Bylaws of the Company (the “Prior Bylaws”) primarily to conform the Prior Bylaws to the Certificate of Incorporation of the Company, as amended by the Certificate of Designation (the “Certificate of Incorporation”). In summary, the Prior Bylaws were amended to:

•
remove references in Sections 2.01, 2.02 and 6.12 to the rights of holders of any series of preferred stock and replace such references with references to the terms of the Certificate of Incorporation;

•	add a provision to Section 2.01 stating that the directors of the Company will have such qualifications, if any, as are set forth in the Certificate of Incorporation;

•	provide in Section 2.02(c) that, in addition to removal without cause, any director may also be removed with cause by certain classes or series of stockholders;

•	add a qualifier to Section 2.02(c) such that the right of stockholders to remove directors with or without cause is subject to the terms of the Certificate of Incorporation;

•
remove the provision in Section 2.02(d) which provided that a plurality of the holders of any class or series of stock that is entitled to elect one or more directors is required to fill a vacancy in such director positions;

•
add qualifiers to Section 2.10 such that the ability of the Board to designate committees and the ability of Board committee members to appoint persons to act in place of absent or disqualified committee members are subject to the terms of the Certificate of Incorporation; and

•
revise the legend to be placed on the security certificates of the Company pursuant to Section 5.05 to remove the statement that the Company will furnish a copy of the Certificate of Incorporation to security holders upon written request.

The foregoing summary of the Bylaws is qualified in its entirety by reference to the Bylaws, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Series A Preferred Stock Certificate of Elimination

In connection with the funding and closing of the Refinancing, we filed with the Secretary of State of the State of Delaware, a Certificate of Elimination eliminating, effective as of July 24, 2014, the Certificate of Designation which had been filed by the Company on June 7, 2011 and authorized the Company to issue an aggregate of 7,878,710 shares of the Company’s Series A Cumulative Convertible Preferred Stock, par value $0.01 per share and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof as set forth therein.

Series B Preferred Stock Certificate of Designation (subsequently eliminated per below)

On July 23, 2014, we filed with the Secretary of State of the State of Delaware, a Certificate of Designation (the “July 23, 2014 Certificate of Designation”) pursuant to which the Company was authorized to issue an aggregate of 2,604,852 shares of Series B-1 Preferred Stock and 5,595,148 shares of Series B-2 Preferred Stock. The July 23, 2014 Certificate of Designation was effective on July 23, 2014 but was subsequently eliminated by the filing by the Company with the Secretary of State of the State of Delaware of a Certificate of Elimination effective at 9:30 am (Eastern Time) on July 24, 2014 immediately prior to the effective time of the Certificate of Designation attached hereto as Exhibit 3.1 and which is incorporated herein by reference.

Section 7 Regulation FD Disclosure

Item 7.01 Regulation FD Disclosure

The Company presently intends to either pay off from its own liquidity (depending on availability) or enter into a new senior secured credit facility to refinance the remaining $45.0 million note obligation to NW Capital as soon as is practicable following the closing of the Refinancing. The Company has received letters of interest on such a refinancing at terms more favorable to the Company. However, there is no assurance that the Company will have adequate liquidity to repay or refinance this obligation at more favorable terms or at all.

Section 8 - Other Events

Item 8.01 Other Events.

On July 29, 2014, the Company issued a news release announcing the refinancing of the Original Loan and the certain of the agreements and arrangements entered into concurrently therewith, along with the changes to the composition of the Board and management. Such news release is filed herewith as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibits	Exhibit Description

3.1	Certificate of Designation for of Series B-1 Cumulative Convertible Preferred Stock and Series B-2 Cumulative Convertible Preferred Stock.

3.2	Third Amended and Restated Bylaws of IMH Financial Corporation.

4.1	Investors’ Rights Agreement by and among IMH Financial Corporation, JCP Realty Partners, LLC, Juniper NVM, LLC and SRE Monarch, LLC, dated July 24, 2014.

10.1	Fourth Amendment to Loan Agreement between IMH Financial Corporation and NWRA Ventures I, LLC, dated July 24, 2014.

10.2	First Amendment to Promissory Note between IMH Financial Corporation and NWRA Ventures I, LLC, dated July 24, 2014.

10.3	Redemption Agreement between IMH Financial Corporation and Desert Stock Acquisition I, LLC, dated July 24, 2014.

10.4	Series B-2 Cumulative Convertible Preferred Stock Subscription Agreement between IMH Financial Corporation and SRE Monarch, LLC, dated July 24, 2014.

10.5	Series B-1 Cumulative Convertible Preferred Stock Exchange and Subscription Agreement between IMH Financial Corporation, Juniper NVM, LLC and JCP Realty Partners, LLC, dated July 24, 2014.

10.6	SRE Fee Agreement between IMH Financial Corporation and SRE Monarch, LLC, dated July 24, 2014.

10.7	Consulting Agreement between IMH Financial Corporation and JCP Realty Advisors, LLC, dated July 24, 2014.

10.8	Executive Employment Agreement between IMH Financial Corporation and Lawrence D. Bain dated July 24, 2014.

10.9	Restricted Stock Award Agreement between IMH Financial Corporation and Steve Darak, dated July 28, 2014.

10.10	Form of IMH Financial Corporation Indemnification Agreement.

10.11	Form of IMH Financial Corporation Indemnification Agreement by and between IMH Financial Corporation and Seth Singerman, dated July 24, 2014.

10.12	Employment Separation and General Release Agreement between IMH Financial Corporation and William Meris, dated July 24, 2014.

99.1	News Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 29, 2014

IMH FINANCIAL CORPORATION

By:	/s/ Lawrence D. Bain
Lawrence D. Bain Chief Executive Officer